Exhibit 10.II

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT dated as of August 17, 2006 (this “Agreement”) amends and restates in its entirety that certain Investor rights Agreement dated as of January 26, 2004, as amended October 22, 2004 between Cargill, Incorporated, a Delaware corporation, Cargill Fertilizer, Inc. and GNS I (U.S.) Corp. (hereinafter collectively called “Cargill”), and The Mosaic Company (f/k/a Global Nutrition Solutions, Inc.), a Delaware corporation (the “Company”).

W I T N E S S E T H

WHEREAS, on January 26, 2004, Mosaic Global Holdings, Inc., formerly known as IMC Global Inc., a Delaware corporation (“IMC”), the Company, GNS Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“GNS Acquisition Corp.”), Cargill and Cargill Fertilizer, Inc., a Delaware corporation and a direct wholly owned subsidiary of Cargill, entered into an Agreement and Plan of Merger and Contribution (the “Merger and Contribution Agreement”) providing for (i) the merger of GNS Acquisition Corp. with and into IMC, with IMC as the surviving corporation, and (ii) the contribution to the Company by Cargill and certain of its subsidiaries of equity interests in certain entities owning all or substantially all of the assets, liabilities and obligations of the Cargill Fertilizer Businesses (as defined in the Merger and Contribution Agreement) (together, the “Transactions”);

WHEREAS, immediately following the consummation of the Transactions, the Cargill Contributing Corporations (as defined in the Merger and Contribution Agreement) owned approximately 66.5% (and as of the date of this Agreement continues to own approximately 65.3%) of the outstanding shares of common stock, $0.01 par value per share, of the Company (the “Company Common Stock”), and IMC became a direct wholly owned subsidiary of the Company;

WHEREAS, in connection with the Transactions, the parties entered into the Investor Rights Agreement to address certain matters with respect to (i) the transfer and ownership of securities of the Company by Cargill and (ii) the governance of the Company;

WHEREAS, by amendment dated October 22, 2004, Cargill Fertilizer, Inc. and GNS I (U.S.) Corp., each wholly owned subsidiaries and Affiliates of Cargill, joined the Investor Rights Agreement as parties hereto and agreed to be bound by the terms and provisions thereof to the same extent as Cargill; and

WHEREAS, the parties wish to amend and restate the Investor Rights Agreement with respect to the ongoing governance of the Company,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

1. Definitions. The following terms have the following meanings for purposes of this Agreement:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership, limited liability company or other ownership interests, by contract or otherwise).

“Board of Directors” means the Board of Directors of the Company in office at the applicable time.

“Director” means any member of the Board of Directors.

“IMC Independent Director” means an IMC Director who is a Non-Associated Director.

“No-Sales Period” means the three-year period commencing on October 22, 2004.

“Non-Associated Director” means a member of the Board of Directors who would be considered an “independent director” of the Company pursuant to the provisions of (i) Section 303A.02 of the New York Stock Exchange Listed Company Manual, and (ii) the rules and regulations of the SEC.

“NYSE” means the New York Stock Exchange, Inc.

“Person” means any individual, corporation, limited liability company, partnership, association, trust or estate, unincorporated organization, joint venture, government or agency or political subdivision thereof, or any other entity of whatever nature.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 26, 2004, between the Company and Cargill.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Standstill Period” means the four-year period commencing on October 22, 2004.

“Voting Securities” means (i) the Company Common Stock, (ii) shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors of the Company or its successors and (iii) any securities convertible or exchangeable into or exchangeable for any shares of capital stock of the Company and any rights or options to acquire any of the foregoing.

2. Agreement to Nominate Directors.

(a) Annual Election of Directors. With respect to each election of Directors held or otherwise conducted at any time prior to the end of the Standstill Period:

Cargill shall take (and cause to be taken, including, without limitation, to the extent permitted by applicable law, causing its representatives or designees on the Board of Directors to take) all commercially reasonable actions and agrees to exercise all authority under applicable law to cause any slate of nominees recommended by the Board of Directors to stockholders of the Company for election as a Director to include appropriate individuals to ensure that the resulting Board of Directors will consist of:

(A)	seven (7) Directors designated by Cargill (the “Cargill Directors”);

(B)	the four (4) Directors set forth on Schedule A hereto (or any replacement Directors designated by such Directors or their duly elected replacements, such designation to be evidenced by a vote of a majority of such Directors as shall be continuing to serve) (collectively, the “IMC Directors”);

(C)	effective beginning with the election of Directors at the Company’s 2006 Annual Meeting of Stockholders, a twelfth (12th) Director approved by the Corporate Governance and Nominating Committee and a majority of the IMC Directors; and

(D)	such additional Directors, if any, as appointed or nominated by the Board of Directors pursuant to the applicable provisions of the Bylaws of the Company (the “Bylaws”) and Section 2(b) below; and

the Company shall take (and cause to be taken) all commercially reasonable actions and agrees to exercise all authority under applicable law to cause any slate of nominees recommended by the Board of Directors to the stockholders of the Company for election to the Board of Directors to include appropriate individuals to maintain the allocation between Directors designated by Cargill and IMC Directors set forth in Section 2(a)(i) above (the “Nominees”), and to ensure that at least three (3) of the seven (7) Cargill Directors constitute Non-Associated Directors and that at least three (3) of the four (4) IMC Directors constitute Non-Associated Directors. In this regard, the Company shall, subject to applicable law and the listing requirements of the NYSE (or any other applicable stock exchange or interdealer quotation system, if and to the extent the Company is subject thereto), duly nominate and recommend for election to the Board of Directors and shall solicit proxies in favor of the election of the Nominees from the stockholders of the Company entitled to vote for the election of Directors. In connection therewith and in furtherance thereof, the Company shall include in any proxy solicitation materials related to the election of members of the Board of Directors such information regarding the Nominees and recommendations of the Board of Directors as are appropriate in proxy solicitation materials or as may be required under the rules and regulations promulgated by the SEC.

(b) Newly Created Directorships. At any time prior to the end of the Standstill Period, the Board of Directors may create new directorships, as provided in the Bylaws, subject to the consent of a majority of the IMC Directors; provided, however, that the number of directors shall not be increased above thirteen (13) members without the prior written consent of Cargill. Directors appointed for newly created directorships shall be Non-Associated Directors.

(c) Vacancies. At any time prior to the end of the Standstill Period, if a Director resigns from the Board of Directors, is removed for cause under applicable law, dies or otherwise cannot or is not willing to stand for reelection or to continue to serve as a member of the Board of Directors, Cargill shall take (and cause to be taken, including, without limitation, to the extent permitted by applicable law, causing its representatives or designees on the Board of Directors to take) all commercially reasonable actions and agrees to exercise all authority under applicable law to cause the vacancy to be filled, prior to or concurrent with any further meeting or action by the Board of Directors, by:

if the departing Director was a Cargill Director, a replacement Cargill Director selected by the remaining Cargill Directors (such selection to be evidenced by a vote of a majority of such remaining Cargill Directors); provided, that at least three (3) of the seven (7) Cargill Directors shall continue to constitute Non-Associated Directors;

if the departing Director was an IMC Director, a replacement IMC Director selected by the remaining IMC Directors (such selection to be evidenced by a vote of a majority of such remaining IMC Directors); provided, that at least three (3) of the four (4) IMC Directors shall continue to constitute Non-Associated Directors; or

if the departing Director was the twelfth Director added to the Board of Directors pursuant to Section 2(a)(i)(C) or appointed to a newly created directorship as set forth in Section 2(b), a replacement Director selected by a majority vote of the remaining Directors then in office, subject to the consent of a majority of the IMC Directors.

3. Agreement to Vote. With respect to each election of Directors held or otherwise conducted at any time prior to the end of the Standstill Period, Cargill shall vote (or cause to be voted), in person or by proxy, all Voting Securities that Cargill or any of its Affiliates owns or has the right to vote:

(a) in favor of the election of each Nominee included on the slate of Nominees proposed, recommended or otherwise supported by the Board of Directors in accordance with the terms of Section 2;

(b) against any slate of Directors or nominees for Director that shall be proposed in opposition or as an alternative to the slate of Director nominees proposed, recommended or otherwise supported by the Board of Directors; and

(c) in accordance with the recommendation of the Board of Directors on all matters submitted to the vote of stockholders of the Company which have been proposed by any stockholder or stockholders and which affect or regard the compensation or benefits of Directors, officers or employees of the Company or relate to matters concerning the continued publicly traded nature of the Company or any potential change in control of the Company (other than the matters set forth in items (i) – (ii) below) or concerning federal or state statutes relating to moratoria on business combinations, fair price or control share acquisitions; provided, however, that Cargill may vote any Voting Securities owned by it as it determines in its sole discretion with respect to any of the following transactions initiated or supported by the Board of Directors which are presented at a meeting of stockholders of the Company for approval: (i) any disposition of the Company (by way of merger, sale of assets or otherwise) of a substantial part of its assets, (ii) any recapitalization of Company (other than a recapitalization for the purpose of forming a holding company or to effect a change in the Company’s state of incorporation), (iii) any liquidation of, or consolidation involving, the Company, (iv) any increase in the Company’s authorized shares or, subject to Section 4(b), other amendment to the Certificate of Incorporation or Bylaws of the Company or (v) any transaction not otherwise provided for in this paragraph (c) that could reasonably be expected to have a material effect on Cargill’s investment in the Company. Cargill shall be present, in person or by proxy, and without further action hereby agrees that it shall be deemed to be present, at all meetings of stockholders of the Company so that all Voting Securities beneficially owned by Cargill shall be counted for purposes of determining the presence of a quorum at such meetings.

4. Organizational Documents of the Company. The parties hereto agree that the following covenants set forth in this Section 4 shall apply during the Standstill Period:

(a) As of the date of this Agreement, the parties acknowledge that the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Bylaws (which, together with the Certificate of Incorporation, are hereinafter called the “Company Organizational Documents”) are in the form attached hereto as Exhibit A and Exhibit B, respectively, and agree not to take action to amend the Company Organizational Documents except in accordance with the terms of this Agreement.

(b) The parties hereto agree to take (and cause to be taken, including, without limitation, in the case of Cargill, to the extent permitted by applicable law, causing its representatives or designees on the Board of Directors to take) all commercially reasonable actions and agree to exercise all authority under applicable law to cause the following to be true during the Standstill Period:

the Certificate of Incorporation shall provide for the Board of Directors to be divided into three (3) classes;

effective as of the date of the Company’s 2006 Annual Meeting of Stockholders, the Bylaws shall provide for the Board of Directors to be comprised of twelve (12) Directors, as such number may thereafter be increased pursuant to Section 2(b) of this Agreement;

the Bylaws shall provide for the Board of Directors to have an Executive Committee, Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, in addition to any other Committees of the Board of Directors to be created by the Board of Directors; each such Committee shall comply with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC and NYSE;

Bylaws shall provide for the Chairman of the Compensation Committee of the Board of Directors to be a Non-Associated Director and, if required by Section 162(m) of the Internal Revenue Code or Section 16 of the 1934 Act, for all other members also to be Non-Associated Directors;

the Bylaws shall provide for the Audit Committee of the Board of Directors to be comprised entirely of Non-Associated Directors; and

the Bylaws shall provide for the Corporate Governance and Nominating Committee of the Board of Directors to be comprised of a majority of Non-Associated Directors.

Without in any way limiting the foregoing, during the Standstill Period, the parties hereto agree not to (and in the case of Cargill, to the extent permitted by applicable law, to cause its representatives or designees on the Board of Directors not to) initiate, propose, or otherwise support or vote in favor of any amendment to the Company Organizational Documents that would conflict with the agreements set forth herein.

5. Chairman of the Board; Board and Committee Composition.

(a) During the Standstill Period, the parties hereto shall take (and cause to be taken, including, without limitation, in the case of Cargill, to the extent permitted by applicable law, causing its representatives or designees on the Board of Directors to take) all commercially reasonable actions and agree to exercise all authority under applicable law to (i) cause such individual as designated by Cargill for such purpose to be elected as the Chairman, (ii) cause such individual as designated by Cargill for such purpose to be elected as the Chief Executive Officer and President of the Company and (iii) cause the Chairman to be elected as a member of the Corporate Governance and Nominating Committee of the Board of Directors.

(b) With respect to the Cargill Directors and the IMC Directors, during the Standstill Period, the parties hereto shall take (and cause to be taken, including, without limitation, in the case of Cargill, to the extent permitted by applicable law, causing its representatives or designees on the Board of Directors to take) all commercially reasonable actions and agree to exercise all authority under applicable law to cause the classes of the Board of Directors during the Standstill Period to be comprised as follows:

Class I shall include 2 Cargill Directors and 2 IMC Directors;

Class II shall include 2 Cargill Directors and 1 IMC Director; and

Class III shall include 3 Cargill Directors and 1 IMC Director.

Schedule B hereto sets forth as of the date of this Agreement the Cargill Directors and IMC Directors comprising each of the respective Classes. Additional Directors, if any, shall be apportioned among the Classes so as to maintain the number of Directors in each Class as nearly equal as possible.

(c) During the Standstill Period, the parties hereto shall take (and cause to be taken, including, without limitation, in the case of Cargill, to the extent permitted by applicable law, causing its representatives or designees on the Board of Directors to take) all commercially reasonable actions and agree to exercise all authority under applicable law to cause the Corporate Governance and Nominating Committee of the Board of Directors during the Standstill Period to include three (3) Cargill Directors (if reasonably practicable to do so, but in any event no less than two (2) Cargill Directors) and two (2) IMC Directors, except as otherwise necessary to comply with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC and NYSE. The Corporate Governance and Nominating Committee will review and recommend to the Board of Directors the composition of the other Committees and, except as necessary to comply with Section 9 and except to the extent practical or as otherwise necessary to comply with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC and NYSE, will appoint no less than two (2) IMC Directors to each of the Committees, unless a majority of the IMC Directors agree otherwise, with the goal during the Standstill Period of dividing up the committee seats among the Directors in a manner designed to make the best use of their respective skill sets.

6. No Instigation or Support of Proxy Contest or Stockholder Proposals. Cargill shall not at any time during the Standstill Period, directly or indirectly, through one or more intermediaries acting on its behalf, singly or as part of a partnership, syndicate or other group (as those terms are used within the meaning of Section 13(d)(3) of the 1934 Act), and shall cause each of its Affiliates not to, directly or indirectly:

(a) instigate, support or in any way participate in any proxy contest or otherwise engage in the “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the 1934 Act, whether or not such solicitation is exempt under Rule 14a-2 under the 1934 Act) with respect to any matter from holders of Voting Securities (including by the execution of actions by written consent) in opposition to proposals or matters proposed, recommended or otherwise supported by the Board of Directors;

(b) become a “participant” in any “election contest” (as such terms are defined or used in Rule 14-11 under the 1934 Act) with respect to the Company or solicit any consent or communicate with or seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities; provided, however, that Cargill shall not be prevented hereunder from being a “participant” in support of the management of the Company by reason of the membership of Cargill’s designees on the Company’s Board of Directors or the inclusion of Cargill’s designees on the slate of nominees for election to the Board of Directors proposed by the Company;

(c) initiate or participate in the solicitation of, or otherwise solicit, stockholders for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the 1934 Act or induce or attempt to induce any other Person to initiate any stockholder proposal relating to the Company;

(d) form, join, encourage the formation of or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) of Persons acquiring, holding, voting or disposing of any Voting Securities which would be required under Section 13(d) of the 1934 Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the 1934 Act (or any successor statute or regulation);

(e) participate in or encourage the formation of any group which owns or seeks or offers to acquire beneficial ownership of securities of the Company or rights to acquire such securities or for the purpose of circumventing any provision of this Agreement;

(f) solicit, seek or offer to effect, negotiate with or provide any information to any party with respect to, make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors, to any Director or officer of the Company or to any other stockholder of the Company with respect to, or otherwise formulate any plan or proposal or make any public announcement, proposal, offer or filing under the 1934 Act, any similar or successor statute or otherwise, or take action to cause the Company to make any such filing, with respect to: (i) any form of business combination transaction or acquisition involving the Company (other than transactions contemplated by this Agreement), including, without limitation, a merger, exchange offer or liquidation of the Company’s assets, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company, including, without limitation, a merger, exchange offer or liquidation of the Company’s assets, (iii) any acquisition or disposition of assets material to the Company, (iv) any request to amend, waive or terminate the provisions of this Agreement or (v) any proposal or other statement inconsistent with the terms of this Agreement, provided, however, that Cargill and its Affiliates may discuss the affairs and prospects of the Company, the status of Cargill’s investment in the Company and any of the matters described in clause (i) through (v) of this paragraph at any time, and from time to time, with the Board of Directors or any Director or executive officer of the Company and Cargill may discuss any matter, including any of the foregoing, with its outside legal and financial advisors, if as a result of any such discussions Cargill is not required to make, and does not make, any public announcement or filing under the 1934 Act otherwise prohibited by this Agreement; and provided, further, that, notwithstanding the foregoing, the parties hereto agree and acknowledge that any requirement that Cargill file a Schedule 13D, Form 4, any similar form or any amendments thereto as a result of the transactions contemplated by the Registration Rights Agreement or any conversion of shares of Company Class B Common Stock into Company Common Stock in accordance with the terms of the Company Class B Common Stock shall not constitute a breach or violation of this Agreement;

(g) seek the removal of any of the IMC Directors;

(h) seek to increase the number of Directors serving on the Board of Directors above twelve (12) or to increase the number of Cargill representatives or designees on the Board of Directors above seven (7), absent the consent of a majority of the IMC Directors;

(i) call or seek to have called any meeting of the stockholders of the Company; or

(j) assist, instigate or encourage any third party to take any of the actions enumerated in this Section 6.

7. Acquisition of Securities.

(a) During the Standstill Period, Cargill will not acquire, or agree, offer or seek or propose to acquire, directly or indirectly, alone or in concert with any other Person, by purchase, gift, business combination or otherwise, any shares of Company Common Stock, or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of Company Common Stock, from any other holder of Company Common Stock of the Company.

(b) If Cargill acquires, directly or indirectly, shares of Company Common Stock in violation of Section 7(a), Cargill shall, as soon as it becomes aware of such violation, give prompt notice to the Company and such shares of Company Common Stock shall immediately be disposed of by Cargill.

(c) For the avoidance of doubt, the parties hereto acknowledge and agree that, notwithstanding the foregoing, neither (i) any transfer of shares of Company Common Stock or Company Class B Common Stock among Cargill and any of its Affiliates, nor (ii) the conversion of shares of Company Class B Common Stock into shares of Company Common Stock in accordance with the terms of the Company Class B Common Stock, shall constitute a breach of this Agreement; provided, that, in the case of clause (i), Cargill complies with Section 11.

(d) Notwithstanding the restrictions set forth in Section 7(a), if the Company elects to offer and sell shares of Company Common Stock to third parties at any time during the one-year period commencing on October 22, 2004, the result of which would cause Cargill and its Affiliates to own less than 50% of the outstanding shares of Company Common Stock following the sale of such shares, then Cargill shall have the right to subscribe for such number of shares of Company Common Stock which would result in Cargill and its Affiliates owning 50.1% of the outstanding shares of Company Common Stock immediately following the sale of shares of Company Common Stock to such third parties; provided, that any purchase by Cargill and its Affiliates of Company Common Stock pursuant to the terms of this Section 7(d) shall be on comparable terms to the sales to third parties described in this Section 7(d).

8. Notice of Sale and Restriction on Sales.

(a) During the No-Sales Period, Cargill will not (and will cause its Affiliates not to) sell, transfer, pledge, encumber or otherwise dispose of, directly or indirectly, any Voting Securities to any Person who is not an Affiliate of Cargill (a “Third Person”), unless (i) such transaction is unanimously approved in advance by the IMC Directors and (ii) such Third Person agrees in writing to be bound by the terms of this Agreement.

(b) During the Standstill Period, notwithstanding any other provision of this Agreement, any sale, transfer or other disposition of any Voting Securities by Cargill permitted by this Agreement shall not be made unless (i) Cargill gives ten (10) days’ notice in writing to the Company of such transfer and (ii) the transferee agrees in writing to be bound by the terms of this Agreement; provided, that the foregoing shall not apply in the case of any sale, transfer or other disposition made pursuant to a registration statement under the Registration Rights Agreement.

(c) Any sale, transfer of other disposition made in violation of Section 8(a) shall be null and void, and the Company shall not register any such sale, transfer of other disposition in its books and records.

9. Certain Transactions.

(a) The parties hereto agree and acknowledge that, during the Standstill Period, any commercial or other transactions (including, without limitation, any squeeze-out merger, reverse stock split or otherwise), arrangements and agreements (or series of related transactions) between Cargill and its subsidiaries (other than the Company and its subsidiaries), on the one hand, and the Company and its subsidiaries, on the other hand, shall require prior approval of a majority of the IMC Independent Directors in addition to any approvals that may be required generally of the Board of Directors of the Company or any committee thereof.

(b) With respect to any commercial or other transaction, arrangement or agreement (or series of related transactions) requiring approval of a majority of the IMC Independent Directors in accordance with Section 9(a), the IMC Independent Directors may delegate to one or more of the IMC Independent Directors or a committee of senior management of the Company the authority to approve certain transactions, arrangements or agreements (or series of related transactions), and/or adopt policies, guidelines or procedures with respect to the approval of any such transactions, arrangements or agreements, as the IMC Independent Directors deem appropriate.

10. Indemnity Claims. During the seven-year period commencing on October 22, 2004 (the “Indemnity Period”), any consideration of or determination by the Company of whether or not to pursue any claim for indemnification against Cargill pursuant to Section 9.21 of the Merger and Contribution Agreement shall be made by the IMC Independent Directors.

11. Affiliates. During the Standstill Period, Cargill shall cause its Affiliates to comply with the terms of Sections 6 and 7 of this Agreement. During the Standstill Period, at any time that an Affiliate of Cargill becomes a stockholder of the Company, such Affiliate shall agree in writing to be bound by the terms of this Agreement and, thereafter, Cargill shall cause such Affiliate to comply with all other terms set forth in this Agreement.

12. No Inconsistent Agreements. During the Standstill Period, Cargill agrees not to grant any proxies or enter into any voting agreement or arrangement with any Person that would be inconsistent with the provisions of this Agreement or that would result in any Voting Securities attributable to Cargill being voted in any manner inconsistent with the provisions of this Agreement. Nothing contained herein shall be deemed to limit or otherwise affect any obligations of the Company or Cargill under the Merger and Contribution Agreement.

13. Representations and Warranties of Cargill. Cargill represents and warrants to the Company as follows:

(a) Cargill is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Cargill has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated to be performed by it hereby. The execution, delivery and performance by Cargill of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cargill. No approval of Cargill’s stockholders is required in connection with Cargill’s execution, delivery and performance of this Agreement and the consummation by Cargill of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cargill and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding agreement of Cargill enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement by Cargill do not conflict with any agreement, order or other instrument binding upon it, nor require any regulatory filing or approval.

14. Representations and Warranties of the Company. The Company represents and warrants to Cargill as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated to be performed by it hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Cargill, constitutes the legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement by the Company do not conflict with any agreement, order or other instrument binding upon it, nor require any regulatory filing or approval.

15. Termination.

(a) This Agreement may be terminated by mutual written agreement of Cargill and the Company; provided, however, that any such written agreement of the Company shall be effective only if approved by a majority of the IMC Independent Directors.

(b) Unless earlier terminated in accordance with Section 15(a), this Agreement shall terminate automatically on the day immediately following the last day of the Indemnity Period.

(c) If this Agreement is terminated pursuant to this Section 15, all further obligations of each party hereto shall terminate without further liability or obligation of such party to the other, including liability for damages; provided, however, that no such termination shall relieve either party hereto from any liability for any breach of this Agreement arising prior to the termination date.

16. Further Assurances. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement.

17. Specific Performance; Enforcement.

(a) Cargill acknowledges that irreparable damage would occur to the Company in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which the Company may be entitled at law or in equity.

(b) The IMC Independent Directors have the authority to enforce this Agreement against Cargill for and on behalf of the Company without any other action by the Board of Directors.

18. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, including the Schedule referred to herein, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes and preempts all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. However, if any term of this Agreement or the application thereof to any party or circumstances shall be held invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been herein and, in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties’ intentions hereunder.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall constitute one and the same instrument.

21. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed (i) in the case of a waiver of any provision binding on Cargill, by the Company, (ii) in the case of a waiver of any provision binding on the Company, by Cargill and (iii) in the case of an amendment of this Agreement, by Cargill and the Company; provided, however, that, in the case of a waiver referred to in clause (i) above or an amendment referred to in clause (iii) above, any such written agreement of the Company shall be effective only if approved by a majority of the IMC Independent Directors.

(b) The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

22. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; provided, however, that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

23. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given upon delivery (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested or (d) if sent by reputable overnight courier service (providing proof of delivery); and shall be addressed as follows:

To the Company or to any Director of the Company:

The Mosaic Company

Atria Corporate Center, Suite E490

3033 Campus Drive

Plymouth, MN 55441

Attention: Richard L. Mack

Facsimile: (763) 577-2990

To Cargill:

Cargill, Incorporated

Law Department/24

15407 McGinty Road West

Wayzata, MN 55391

Attention: Linda L. Cutler

Facsimile: (952) 742-6349

If any notice to any Director pursuant to this Agreement is delivered to the Company as provided above, the Company undertakes to promptly notify such Director(s) of the receipt of such notice.

24. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflict of laws.

25. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court and waives any objection based on forum non conveniens or any other objection to venue therein; provided, however, that such consent jurisdiction is solely for the purpose referred to in this Section 25 and shall not be deemed to be in general submission to the jurisdiction of said court or in the State of Delaware other than for such purposes.

26. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

27. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

28. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Investor Rights Agreement as of the date first above written.

CARGILL, INCORPORATED

By:	/s/ Linda L. Cutler
Name:	Linda L. Cutler
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

CARGILL FERTILIZER, INC.

By:	/s/ Linda L. Cutler
Name:	Linda L. Cutler
Title:	Vice President

GNS I (U.S.) CORP.

By:	/s/ Linda L. Cutler
Name:	Linda L. Cutler
Title:	Vice President

THE MOSAIC COMPANY

By:	/s/ Fredric W. Corrigan
Name:	Fredric W. Corrigan
Title:	Chief Executive Officer and President

Signature Page

to the

Amended and Restated

Investor Rights Agreement

Schedule A

Raymond F. Bentele

Harold H. MacKay

David B. Mathis

Bernard M. Michel

Schedule B

Class I

Cargill Directors: James T. Prokopanko, Steven M. Seibert

IMC Directors: David B. Mathis, Bernard M. Michel

Class II

Cargill Directors: Robert L. Lumpkins, William T. Monahan

IMC Directors: Harold H. MacKay

Class III

Cargill Directors: Guillaume Bastiaens, Fredric W. Corrigan, William R. Graber

IMC Directors: Raymond F. Bentele

Exhibit A

Certificate of Incorporation

RESTATED

CERTIFICATE OF INCORPORATION

OF

THE MOSAIC COMPANY

The Mosaic Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (as amended from time to time, the “General Corporation Law”), does hereby certify as follows:

FIRST: The name of the corporation is The Mosaic Company and the name under which the corporation was originally incorporated is Global Nutrition Solutions, Inc.

SECOND: The date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was January 23, 2004.

THIRD: This Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law and by the unanimous written consent of the stockholders of this corporation in accordance with Section 228 of the General Corporation Law, restates and integrates and further amends the provisions of the original Certificate of Incorporation as amended or supplemented heretofore. As so restated and integrated and further amended, the Restated Certificate of Incorporation of the corporation (the “Restated Certificate of Incorporation”) reads as follows:

ARTICLE I

NAME

The name of corporation (hereinafter called the “Corporation”) is The Mosaic Company.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

CAPITAL STOCK

1. Authorized Stock. The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock, par value $0.01 per share, and Common Stock, par value $0.01 per share. The total number of shares of Preferred Stock authorized is 15,000,000. The total number of shares of Common Stock authorized is 700,000,000.

2. Common Stock.

The shares of Common Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in two classes, designated as Common Stock (“Common Stock”) and Class B Common Stock (“Class B Common Stock”). All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. Subject to the rights of the holders of any series of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. When and as dividends are declared on the Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of the Common Stock shall be entitled to share equally, share for share, in such dividends.

Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment in full of all amounts to which the holders of each series, if any, of the Preferred Stock shall be entitled, the remaining assets of the Corporation to be distributed ratably to the holders of the stock of the Corporation shall be distributed ratably among the holders of the shares of Common Stock, together with the holders of the shares of any class of stock on a parity with the Common Stock. For purposes of this paragraph, unless otherwise provided with respect to any series of Preferred Stock, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, either voluntary or involuntary.

The holders of shares of the Common Stock shall be entitled to vote on all matters to be voted on by the stockholders of the Corporation. On all matters to be voted on by the holders of the Common Stock, the holders shall be entitled to one vote in person or by proxy for each share thereof held of record.

The Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of shares of Class B Common Stock, and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish the number of shares of Class B Common Stock, and to fix the voting power (if any), designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of the Class B Common Stock, and any qualifications, limitations and restrictions thereof.

Subject to the rights of the holders of any series of Preferred Stock, stockholders of the Corporation shall not have any preemptive rights to subscribe for, purchase or receive any part of any new or additional issue of stock of the Corporation and no stockholder will be entitled to cumulate votes at any election of directors.

3. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of shares of Preferred Stock from time to time in one or more series, and, by filing a certificate pursuant to the applicable law of the State of Delaware (each a “Preferred Stock Designation”), to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each such series, and any qualifications, limitations and restrictions thereof. The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of the shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding);

(c) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(d) the dates at which dividends, if any, shall be payable;

(e) the redemption rights and price or prices, if any, for shares of the series;

(f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation of any other corporation, and, if so, the specification of such other class or series or of such other security, the conversation price or prices or exchange rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i) restrictions on the issuance of shares of the same series or of any other class or series;

(j) the voting rights, if any, of the holders of shares of the series; and

(k) such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

ARTICLE V

BYLAWS

In furtherance and not in limitation of the powers conferred by statute and except as provided herein or in the bylaws, the Board of Directors shall have the power to adopt, amend, repeal or otherwise alter the bylaws without any action on the part of the stockholders in accordance with the bylaws; provided, however, that any bylaws made by the Board of Directors and any and all powers conferred by any of said bylaws may be amended, altered or repealed by the stockholders.

ARTICLE VI

LIMITATION OF DIRECTORS’ LIABILITY; INDEMNIFICATION

A director of the Corporation shall be not personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law.

If the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability by a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

ELECTION OF DIRECTORS

The election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VIII

BOARD OF DIRECTORS

The business of the Corporation shall be managed by or under the direction of the Board of Directors. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Any director may tender his resignation at any time. Subject to any rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at lease a majority of the voting power of the then outstanding Voting Stock (as hereafter defined), voting together as a single class. For purposes of this Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

The number of directors to constitute the whole Board of Directors shall be established as provided in the bylaws. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of the stockholders, the terms of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of the stockholders, the term office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of the stockholders, the term of office for the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the number of directors is hereafter changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, except as may be expressly provided as to any directors who may be elected by the holders of any series of Preferred Stock.

ARTICLE IX

STOCKHOLDER ACTION BY WRITTEN CONSENT

Action shall be taken by the stockholders of the Corporation only at annual or special meetings of the stockholders, and stockholders may not action by written consent. Special meetings of the stockholders may only be called as provided in the bylaws.

ARTICLE X

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that the Corporation may make no such amendment, alteration, change or repeal that is inconsistent with the provisions of the Investor Rights Agreement, dated January 26, 2004, between Cargill, Incorporated and the Corporation during the time period such provisions are in full force and effect; and, provided, further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

IN WITNESS WHEREOF, The Mosaic Company has caused this Restated Certificate to be signed by Fredric W. Corrigan, its Chief Executive Officer, this 20th day of October, 2004.

By:	/s/ Fredric W. Corrigan
Name:	Fredric W. Corrigan
Title:	Chief Executive Officer

Exhibit B

Bylaws

AMENDED AND RESTATED

BYLAWS

OF

THE MOSAIC COMPANY

August 17, 2006

-i-

-ii-

AMENDED AND RESTATED

BYLAWS OF THE MOSAIC COMPANY

(as adopted on August 17, 2006)

PREAMBLE

For purposes of clarification, each provision of these Bylaws that is subject to the Amended and Restated Investor Rights Agreement, dated August 17, 2006, between Cargill, Incorporated (“Cargill“), Cargill Fertilizer, Inc., GNS I (U.S.) Corp. and the Corporation, as amended from time to time (the “Investor Rights Agreement”), is subject to the Investor Rights Agreement only until the earlier of (i) the termination of the Standstill Period (i.e., October 22, 2008), or (ii) the termination of the Investor Rights Agreement.

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1 Annual Meeting. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Subject to Section 1.7, any other proper business may be transacted at an annual meeting.

Section 1.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by (a) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (b) the Chairman of the Board, and shall be held at such place, on such date, and at such time as they shall fix. The Board of Directors may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communications, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

Section 1.3 Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware, as may be amended from time to time (the “General Corporation Law”) or the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”)).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.4 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present.

Section 1.5 Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation, or in the absence of such officer, the President of the Corporation or, in the absence of such officer, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The secretary of the meeting shall be such person as the chairman appoints.

Section 1.6 Conduct of Business; Remote Communication. The chairman of any meeting of stockholders shall determine the order of business and the rules, regulations and procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

If authorized by the Board of Directors in accordance with the Bylaws of this Corporation and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.7 Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before an annual meeting by a stockholder and if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders, properly brought before the special meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal offices of the Corporation no less than (i) in the case of an annual meeting, ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting, (provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days from the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received not later than the tenth day following the day on which the first public disclosure of the date of the annual meeting was made), and (ii) in the case of a special meeting, ten (10) days prior to date of such meeting. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (1) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (3) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (5) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 1.7. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.7, and in such event, such business not properly brought before the meeting shall not be transacted.

Section 1.8 Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

All voting, including on the election of directors, and except where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, the Certificate of Incorporation or the Bylaws of this Corporation, all other matters shall be decided by the vote of the holders of stock having a majority of the votes cast by the holders of all stock entitled to vote on such question which are present in person or proxy at the meeting.

Section 1.9 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Number and Term of Office. Subject to the provisions of the Investor Rights Agreement, the number of directors and term of office shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Effective as of the Corporation’s 2006 Annual Meeting of Stockholders, the number of directors shall be twelve (12) until otherwise fixed. In accordance with the provisions of the Investor Rights Agreement, during the Standstill Period, four of the directors shall be IMC Directors (of which at least three shall qualify as Non-Associated Directors) and seven of the directors shall be designated by Cargill (of which at least three shall qualify as Non-Associated Directors). The term “IMC Directors” shall have the meaning ascribed thereto in the Investor Rights Agreement. The term “Non-Associated Directors” shall have the meaning set forth in Section 3.1 of these Bylaws. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

Section 2.2 Vacancies and Newly Created Directorships. Subject to the Investor Rights Agreement or the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and the director so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the class of directors of such director is elected, in the case of a newly created directorship resulting from any increase in the authorized number of directors, or for the remainder of the term of the director he or she is replacing. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2.3 Removal and Resignation. Subject to the Investor Rights Agreement or the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of its then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Subject to the Investor Rights Agreement, vacancies in the Board of Directors resulting from such removal may be filled by (i) a majority of the directors then in office, though less than a quorum, or (ii) the stockholders at a special meeting of the stockholders properly called for that purpose, by the vote of the holders of a plurality of the shares entitled to vote at such special meeting. A Director so chosen shall hold office until the next annual meeting of stockholders at which the class of directors of such director is elected.

Any director may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

Section 2.4 Regular Meetings. Unless otherwise determined by the Board of Directors, a regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and, if the annual meeting of stockholders is held at a place, at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by three (3) of the directors then in office, by the Chairman of the Board or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as may be fixed by the person or persons calling the special meeting. Notice of the place, date, and time of each such special meeting shall be given to each director who does not waive the right to a notice by (i) mailing written notice not less than five (5) days before the meeting, (ii) sending notice one (1) day before the meeting by an overnight courier service and two (2) days before the meeting if by overseas courier service, or (iii) by telephoning, telecopying, telegraphing or personally delivering the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 2.6 Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.7 Participation in Meetings by Conference Communications Equipment. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 2.8 Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at a meeting at which a quorum is present, except as otherwise provided herein, in the Investor Rights Agreement or required by law.

Section 2.9 Powers. The Board of Directors may, except as otherwise required by law and subject to the Investor Rights Agreement, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a) To declare dividends from time to time in accordance with law;

(b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d) To remove any officer of the Corporation with or without cause, and from time to time to pass on the powers and duties of any officer upon any other person for the time being;

(e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(f) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(h) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 2.10 Action Without Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.11 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors or a committee of the Board of Directors, reimbursement of their reasonable expenses, if any, of attendance at meetings and fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 2.12 Nomination of Director Candidates. Subject to any limitations stated in the Restated Certificate of Incorporation or the Investor Rights Agreement, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally who complies with the notice procedures set forth in this Section 2.12. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been timely given, to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal offices of the Corporation not less than (i), with respect to an election to be held at an annual meeting of stockholders, ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days from the anniversary date of the preceding year’s annual meeting, written notice by a stockholder in order to be timely must be received not later than the tenth day following the day on which the first public disclosure of the date of the annual meeting was made), and (ii), with respect to the election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which the first public disclosure of the date of the special meeting was made. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for giving of a stockholder notice as described above. A stockholder’s notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the Corporation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, had the nominee been nominated by the Board of Directors, and (5) such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected; and (y) as to the stockholder giving notice: (1) the name and address, as they appear on the Corporation’s records, of such stockholder, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder (determined as provided in clause (x)(3) above), (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote on the election of directors at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (4) a description of all agreements, arrangements or understandings between the stockholder and each nominee of the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE III

COMMITTEES

Section 3.1 Committees of the Board of Directors. The Board of Directors shall have four (4) standing committees consisting of one or more directors as determined by the Board of Directors, which shall be designated the Executive Committee, the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee, and each of which shall be governed by its charter as approved by the Board of Directors and which shall comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate one or more other committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board. Subject to the provisions of the Investor Rights Agreement, all committees of the Board of Directors shall be comprised of one or more directors, to the extent practicable, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Board of Directors may, if it desires, designate directors as alternate members who may replace any absent or disqualified member at any meeting of a committee.

The Audit Committee shall be comprised entirely of Non-Associated Directors, all of whom satisfy the applicable independence requirements of the New York Stock Exchange applicable to audit committees. The Corporate Governance and Nominating Committee shall be comprised of a majority of Non-Associated Directors. The Chairman of the Compensation Committee, if there be such an officer, shall be a Non-Associated Director and, if required by Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 16 of the Securities Exchange Act of 1934, as amended, all other members of the Compensation Committee shall be Non-Associated Directors. The term “Non-Associated Director” shall mean a member of the Board of Directors who would be considered an “independent director” of the Corporation under (a) Section 303A.02 of the New York Stock Exchange Listed Company Manual and (b) the applicable rules and regulations of the Securities and Exchange Commission.

Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.2 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein, in the Investor Rights Agreement or required by law. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

OFFICERS

Section 4.1 Generally. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board, until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

Section 4.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.3 Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or as provided by these Bylaws.

Section 4.4 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall be the general manager and chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and other officers, employees and agents of the Corporation. The President shall preside at all meetings of the stockholders. The President shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Bylaws. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized by the Board of Directors.

Section 4.5 Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents, if any, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

Section 4.6 Treasurer. The Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct financial books and records of account of the Corporation in written form or any other form capable of being converted into written form. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse all funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 4.7 Secretary. The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these Bylaws or the General Corporation Law. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the Corporation’s transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.

The Secretary shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 4.8 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.9 Resignation; Removal; Vacancies. Subject to the rights and obligations set forth in a written employment agreement or the Investor Rights Agreement, if any, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. Subject to the Investor Rights Agreement, a vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

Section 4.10 Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

STOCK

Section 5.1 Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer, the President or a Vice President, and the Secretary, an Assistant Secretary or the Treasurer, certifying the number of shares owned by him or her. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.

Section 5.2 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.4 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 5.3 Record Date. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof; (ii) to receive payment of any dividend or other distribution or allotment of any rights; (iii) to exercise any rights with respect to any change, conversion or exchange of stock; or (iv) to take, receive or participate in any other lawful action.

If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.4 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, the Corporation may issue a new certificate for stock in the place of any such certificate, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.5 Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

Section 5.6 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

NOTICES

Section 6.1 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram or commercial courier service or any other reliable means permitted by applicable law (including, subject to the next paragraph, electronic transmission). Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram, courier or mailgram, shall be the time of the giving of the notice. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

Section 6.2 Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice for such meeting, except when the person attends a meeting for the express purpose of objecting, and does in fact object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 7.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or other officer designated by the Board of Directors.

Section 7.3 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser.

Section 7.4 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.5 Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 7.6 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 7.7 Transactions With Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors at which the contract or transaction is authorized or solely because any such director’s or officer’s votes are counted for such purpose if (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and (b) the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. Notwithstanding the foregoing, during the Standstill Period, any contract or transaction between the Corporation and Cargill or the subsidiaries of Cargill (other than the Corporation and the Corporation’s subsidiaries) shall be subject to the approval of the IMC Directors who are Non-Associated Directors to the extent required by the Investor Rights Agreement.

Section 7.8 Definitions. (a) For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.2, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition to the extent not prohibited by the Sarbanes-Oxley Act of 2002; provided, however, that, if required by the General Corporation Law, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section 8.1 or otherwise.

Any indemnification as provided herein (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

For purposes of this Article VIII: (i) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities (“employee benefit plans”); (ii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; and (iv) any reference to serving at the request of the Corporation as a director, officer, employee or agent of a partnership or trust shall include service as a partner or trustee.

Section 8.2 Right of Claimant to Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 8.3 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses to the extent not prohibited by the Sarbanes-Oxley Act of 2002, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

Section 8.4 Non-Exclusivity of Rights. The rights conferred on any person by Sections 8.1, 8.2 and 8.3 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provisions of the Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.5 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to those provided for in this Article VIII.

Section 8.6 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law.

Section 8.7 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

Section 8.8 Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE IX

AMENDMENTS

The Board of Directors is expressly empowered to adopt, amend, alter or repeal the Bylaws of the Corporation, subject to the right of the stockholders to adopt, amend, alter or repeal the Bylaws of the Corporation; provided, however, that the Board of Directors may make no such adoption, amendment, alteration or repeal that is inconsistent with the provisions of the Investor Rights Agreement. Subject to the provisions of the Investor Rights Agreement, any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). Without limitation of the provisions of the Investor Rights Agreement, the stockholders shall also have power to adopt, amend, alter or repeal the Bylaws of the Corporation; provided, that this sentence shall in no way be construed as limiting Cargill and its affiliates’ obligations under the Investor Rights Agreement.

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